Exhibit 99.1

Williams Scotsman to Acquire ModSpace

•                  Creates an industry-leading specialty rental services provider with over $1 billion of combined revenue and over 160,000 rental units across North America

•                  Leverages, and further strengthens, Williams Scotsman’s scalable operating platform to capture an estimated $60 million of cost synergies

•                  Combines the best of both companies’ go-to-market strategies, benefiting our customers and accelerating the expansion of Williams Scotsman’s turnkey “Ready To Work” solutions across a broader asset base and enhanced branch network

•                  Total enterprise value of approximately $1.1 billion represents 6.6x ModSpace’s Adjusted EBITDA for the twelve month period ended March 31, 2018, inclusive of forecast cost synergies and the expected value of acquired tax attributes(1),(2)

BALTIMORE (June 22, 2018) — WillScot Corporation (NASDAQ: WSC) (“Williams Scotsman”) the leading specialty rental services provider of innovative modular space and portable storage solutions across North America, today announced that it has entered into a definitive agreement to acquire Modular Space Holdings, Inc. (“MS Holdings”), the parent holding company of Modular Space Corporation (d/b/a “ModSpace”), for an enterprise value of approximately $1.1 billion.(1)

Williams Scotsman will indirectly acquire MS Holdings for a purchase price comprising $1,063,750,000 of cash consideration, 6,458,500 shares of WSC Class A common stock and warrants to purchase 10,000,000 shares of WSC Class A common stock at an exercise price of $15.50 per share, subject to customary adjustments. The transaction, which is subject to customary closing conditions, is expected to close in the third quarter of 2018.

ModSpace, a privately-owned provider of office trailers, portable storage units and modular buildings, had approximately $1.1 billion of total assets as of March 31, 2018.  ModSpace generated $453 million of total revenue, $18 million of net income and $106 million of Adjusted EBITDA for the twelve months ended March 31, 2018.(2)

Once combined, Williams Scotsman will have over 160,000 modular space and portable storage units serving a diverse customer base from approximately 120 locations across the United States, Canada and Mexico. Williams Scotsman expects to capture $60 million in annual cost synergies after integration, with approximately 80% of the forecast synergies expected to be realized on a full run-rate basis by the end of 2019. Williams Scotsman also expects to benefit from the net operating tax loss carryforwards to be acquired in the transaction, and for the transaction to be accretive to earnings in 2019.

(1)   Based on closing price of $12.15 per WSC Class A share and implied value assigned to warrants based on Black Scholes option pricing model as of June 21, 2018 and assumed net present value of favorable tax attributes expected to be acquired by Williams Scotsman in the transaction.

(2)   Adjusted EBITDA is a non-GAAP financial measure. An explanation of the non-GAAP financial measures is included below under the heading “Non-GAAP Financial Measures.” Please see the non-GAAP reconciliation table included at the end of this press release.

Brad Soultz, President and Chief Executive Officer of Williams Scotsman, commented, “ModSpace is highly complementary to our business which, when combined with Williams Scotsman, provides our shareholders with a transformational value creation opportunity. Through the combination of the best talent, practices and assets of the two companies, we expect to create an even stronger and more agile partner for our customers and vendors.  We are excited about the potential to further diversify our customer end-markets, create a more balanced asset portfolio and extend our geographic footprint.”

ModSpace’s Chief Executive Officer, Charles Paquin, commented, “We are excited for the opportunities the merger will create for our customers and employees.  Bringing these two premier organizations together will result in a world class business capable of delivering an unparalleled customer experience.”

Mr. Soultz continued, “We believe this transaction is a tremendous opportunity for our collective stakeholders, and I look forward to working with the ModSpace team to help the combined entity achieve even greater success. We will continue to execute on our strategic priorities, which remain focused on achieving measurable shareholder value creation through our organic growth initiatives and the seamless integration of ModSpace as we have done with the recent acquisitions of Acton and Tyson.”

Williams Scotsman expects to expand its “Ready to Work” value proposition across the ModSpace fleet and customer base, a strategy that has driven double-digit organic Adjusted EBITDA growth in Williams Scotsman’s U.S. Modular segment in recent years and proven successful in Williams Scotsman’s acquisitions of Acton Mobile (December 2017) and Tyson Onsite (January 2018).

Until the transaction closes, both companies will operate independently and execute on their respective strategic priorities.

Williams Scotsman has secured committed financing to fund the transaction, which includes (i) an amendment and expansion of its existing revolving ABL credit facility to $1.35 billion with an accordion feature allowing up to $1.8 billion of total capacity, (ii) a $280 million secured bridge credit facility, and (iii) a $320 million unsecured bridge credit facility. Williams Scotsman expects the permanent financing plan to include a combination of long-term debt and equity or equity-linked securities. The timing of the permanent financing is subject to a number of factors, including but not limited to market conditions.

Rothschild Inc. served as financing advisor, and Barclays Capital Inc., BofA Merrill Lynch, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Oppenheimer & Co. Inc. served as financial advisors to Williams Scotsman.

Moelis & Company LLC served as the exclusive financial advisor to ModSpace.

Conference Call Information

Williams Scotsman will host a conference call and webcast on Friday, June 22, 2018, at 8:30 a.m. EDT. Participants on the call will include Brad Soultz, President and Chief Executive Officer, and Tim Boswell, Chief Financial Officer.

The live call can be accessed by dialing (855) 312-9420 (U.S./Canada toll-free) or (210) 874-7774 (International) and asking to be connected to the Williams Scotsman call. A live webcast will also be accessible via the “Events & Presentations” section of the Company’s Investor Relations website https://investors.willscot.com.  Choose “Events” and select the information pertaining to the ModSpace Acquisition Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available after the call on the Company’s Investor Relations website.

About WillScot Corporation

Headquartered in Baltimore, Maryland, WillScot Corporation is the public holding company for the Williams Scotsman family of companies in the United States, Canada and Mexico. WillScot Corporation trades on the NASDAQ stock exchange under the ticker symbol “WSC.” Williams Scotsman is a specialty rental services market leader providing innovative modular space and portable storage solutions across North America. Williams Scotsman is the modular space supplier of choice for the construction, education, health care, government, retail, commercial, transportation, security and energy sectors. With over half a century of innovative history, organic growth and previous strategic acquisitions, its branch network includes over 100 locations, its fleet comprises nearly 100,000 modular space and portable storage units and its customer base has grown to approximately 35,000.

About ModSpace

Modular Space Corporation (ModSpace), based in Berwyn, Pa., is the largest privately held provider of office trailers, portable storage units and modular buildings for temporary or permanent space needs in North America. Building on nearly 50 years of experience, ModSpace serves a diverse set of customers and markets—including commercial, construction, education, government, health care, industrial, energy, disaster relief, franchise and special events—through an extensive branch network across the United States and Canada.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although Williams Scotsman believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to timely satisfy or waive the conditions that must be timely satisfied or waived to close the ModSpace acquisition; our ability to integrate assets and operations that we have acquired recently, or that we will acquire in the ModSpace acquisition; our ability to manage growth and execute our business plan; our ability to realize synergies identified in the ModSpace acquisition, or to realize such synergies as quickly as expected; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; our ability to raise the capital required to finance the ModSpace transaction, including the committed debt financing secured by the company; rising costs adversely affecting our profitability; potential litigation involving our company; general economic and market conditions impacting demand for our products and services; implementation of tax reform; our ability to implement and maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the Securities and Exchange Commission (“SEC”) from time to time (including our Form 10-K for the year ending December 31, 2017), which are available through the SEC’s EDGAR system at https://www.sec.gov and on our website. Any forward-looking statement speaks only at the date which it is made, and Williams Scotsman disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes ModSpace’s Adjusted EBITDA, which is a non-GAAP financial measure. Williams Scotsman believes that this non-GAAP measure is useful to investors for two principal reasons. First, Williams Scotsman believes that this measure assists investors in comparing performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance. Second, this measure is used by Williams Scotsman’s board of directors and management to assess performance and may (subject to the limitations described below) enable investors to assess the performance of Williams Scotsman and its peers, including ModSpace. This non-GAAP measure should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Williams Scotsman may calculate Adjusted EBITDA differently than ModSpace, and therefore ModSpace’s non-GAAP financial measure may not be directly comparable to a similarly titled measure of Williams Scotsman. For reconciliation of the non-GAAP measure used in this press release, see “Reconciliation of Non-GAAP Measures” included in this press release.

Reconciliation of non-GAAP Financial Measures

Net Income to Adjusted EBITDA non-GAAP Reconciliation

ModSpace’s EBITDA is defined as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA for ModSpace as included in this press release reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to their core business operations:

•                  Currency (gains) losses, net: on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency. Substantially all such currency gains (losses) are unrealized and attributable to financings due to and from affiliated companies.

•                  Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.

•                  Restructuring costs related to ModSpace’s reorganization or restructuring plans designed to streamline operations and reduce costs.

•                  Non-cash charges for stock compensation plans.

•                  Other expense includes consulting expenses related to certain one-time projects, financing costs not classified as interest expense and gains and losses on disposals of property, plant, and equipment.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing WSC’s results, or the results of our peers, including ModSpace, as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect changes in, or cash requirements, for working capital needs;

•                  Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;

•                  Adjusted EBITDA does not reflect tax expense or the cash requirements to pay taxes;

•                  Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of future operations;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or the business of ModSpace, or as measures of cash that will be available to meet our obligations or ModSpace’s obligations.

The table below presents the unaudited reconciliation of Net Income calculated in accordance with GAAP to Adjusted EBITDA. See “Non-GAAP Financial Measures” above for further information regarding the Company’s use of non-GAAP financial measures.

Twelve Months
Ended
March 31,
(in millions)	2018
Net Income	$18
Income tax expense (benefit)	(9)
Income before tax	9
Interest expense, net	30
Depreciation and amortization	60
Restructuring costs	4
Stock compensation expense	3
Adjusted EBITDA	$106

Additional Information and Where to Find It

Additional information about the transaction can be found on the Williams Scotsman investor relations website at https://investors.willscot.com.

Contact Information

Investor Inquiries:

Mark Barbalato

investors@willscot.com

Media Inquiries:

Scott Junk

scott.junk@willscot.com